EXHIBIT 4.1
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                       INTERNATIONAL FAST FOOD CORPORATION
                                    AS ISSUER


                                       AND


                                  HSBC BANK USA
                                   AS TRUSTEE


                               ------------------



                              AMENDED AND RESTATED
                                    INDENTURE


                          DATED AS OF NOVEMBER 5, 1997

                   AMENDED AND RESTATED AS OF OCTOBER 7, 1999

                               -------------------


                                   $27,536,000

                  AGGREGATE STATED PRINCIPAL AMOUNT AT MATURITY
           11% CONVERTIBLE SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007




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




                                TABLE OF CONTENTS
                                -----------------



ARTICLE 1
    DEFINITIONS AND RULES OF CONSTRUCTION......................................1
    SECTION 1.01.    DEFINITIONS...............................................1
    SECTION 1.02.    OTHER DEFINITIONS........................................15
    SECTION 1.03.    RULES OF CONSTRUCTION....................................15

ARTICLE 2
    THE SECURITIES............................................................16
    SECTION 2.01.    FORM AND DATING..........................................16
    SECTION 2.02.    EXECUTION AND AUTHENTICATION.............................16
    SECTION 2.03.    REGISTRAR AND PAYING AGENT...............................17
    SECTION 2.04.    PAYING AGENT TO HOLD ASSETS IN TRUST.....................18
    SECTION 2.05.    HOLDER LISTS.............................................18
    SECTION 2.06.    TRANSFER AND EXCHANGE....................................18
    SECTION 2.07.    REPLACEMENT SECURITIES...................................19
    SECTION 2.08.    OUTSTANDING SECURITIES...................................19
    SECTION 2.09.    TREASURY SECURITIES......................................20
    SECTION 2.10.    TEMPORARY SECURITIES.....................................20
    SECTION 2.11.    CANCELLATION.............................................20
    SECTION 2.12.    CUSIP NUMBER.............................................21
    SECTION 2.13.    DEPOSIT OF MONEYS........................................21
    SECTION 2.14.    RECORD DATE..............................................21

ARTICLE 3
    PURCHASE..................................................................21
    SECTION 3.01.    OFFER TO REPURCHASE......................................21
    SECTION 3.02.    DEPOSIT OF PURCHASE PRICE................................23
    SECTION 3.03.    DELIVERY OF SECURITIES AND PAYMENT OF PURCHASE PRICE.....23
    SECTION 3.04.    SECURITIES PURCHASED IN PART.............................23

ARTICLE 4
    REDEMPTION................................................................24
    SECTION 4.01.    RIGHT OF REDEMPTION......................................24
    SECTION 4.02.    NOTICES TO TRUSTEE.......................................24
    SECTION 4.03.    SELECTION OF SECURITIES TO BE REDEEMED...................24
    SECTION 4.04.    NOTICE OF REDEMPTION.....................................25
    SECTION 4.05.    EFFECT OF NOTICE OF REDEMPTION...........................26
    SECTION 4.06.    PAYMENT OF SECURITIES CALLED FOR REDEMPTION..............26
    SECTION 4.07.    SECURITIES REDEEMED IN PART..............................27



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ARTICLE 5
    COVENANTS.................................................................27
    SECTION 5.01.    PAYMENT OF SECURITIES....................................27
    SECTION 5.02.    MAINTENANCE OF OFFICE OR AGENCY..........................28
    SECTION 5.03.    REPORTS AND OTHER COMMUNICATIONS.........................28
    SECTION 5.04.    COMPLIANCE CERTIFICATES..................................29
    SECTION 5.05.    TAXES....................................................29
    SECTION 5.06.    WAIVER OF STAY, EXTENSION AND USURY LAWS.................29
    SECTION 5.07.    RESTRICTED PAYMENTS......................................30
    SECTION 5.08.    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                         RESTRICTED SUBSIDIARIES..............................32
    SECTION 5.09.    INCURRENCE OF INDEBTEDNESS...............................33
    SECTION 5.10.    ASSET SALES..............................................34
    SECTION 5.11.    TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES............35
    SECTION 5.12.    LIENS....................................................35
    SECTION 5.13.    CONDUCT OF BUSINESS......................................36
    SECTION 5.14.    CORPORATE EXISTENCE......................................36
    SECTION 5.15.    OFFER TO REPURCHASE UPON CHANGE OF CONTROL...............36
    SECTION 5.16.    STATUS AS INVESTMENT COMPANY.............................37
    SECTION 5.17.    DESIGNATION OF RESTRICTED SUBSIDIARY AS UNRESTRICTED
                         SUBSIDIARY; REDESIGNATION OF UNRESTRICTED SUBSIDIARY AS
                         RESTRICTED SUBSIDIARY................................37
    SECTION 5.18.    INTERNAL REVENUE SERVICE FILING AND WITHHOLDING
                         INFORMATION..........................................37
    SECTION 5.19.    ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
                         SUBSIDIARIES.........................................38
    SECTION 5.20.    ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.......38
    SECTION 5.21.    INCURRENCE OF SENIOR SUBORDINATED INDEBTEDNESS...........38
    SECTION 5.22.    ACCOUNTANTS; INSURANCE...................................39

ARTICLE 6
    SUCCESSORS................................................................39
    SECTION 6.01.    MERGER, CONSOLIDATION, OR SALE OF ASSETS.................39
    SECTION 6.02.    SUCCESSOR CORPORATION SUBSTITUTED........................40


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ARTICLE 7
    DEFAULTS AND REMEDIES.....................................................40
    SECTION 7.01.    EVENTS OF DEFAULT........................................40
    SECTION 7.02.    ACCELERATION.............................................42
    SECTION 7.03.    OTHER REMEDIES...........................................42
    SECTION 7.04.    WAIVER OF PAST DEFAULTS..................................43
    SECTION 7.05.    CONTROL BY MAJORITY......................................43
    SECTION 7.06.    LIMITATION ON SUITS......................................43
    SECTION 7.07.    RIGHTS OF HOLDERS OF SECURITIES TO RECEIVE PAYMENT.......44
    SECTION 7.08.    COLLECTION SUIT BY TRUSTEE...............................44
    SECTION 7.09.    TRUSTEE MAY FILE PROOFS OF CLAIM.........................44
    SECTION 7.10.    PRIORITIES...............................................45
    SECTION 7.11.    UNDERTAKING FOR COSTS....................................45

ARTICLE 8
    TRUSTEE...................................................................45
    SECTION 8.01.    DUTIES OF TRUSTEE........................................45
    SECTION 8.02.    RIGHTS OF TRUSTEE AND EACH AGENT.........................47
    SECTION 8.03.    INDIVIDUAL RIGHTS OF TRUSTEE.............................48
    SECTION 8.04.    DISCLAIMER OF TRUSTEE AND AGENTS.........................48
    SECTION 8.05.    NOTICE OF DEFAULT........................................48
    SECTION 8.06.    REPORTS BY TRUSTEE TO HOLDERS............................49
    SECTION 8.07.    COMPENSATION AND INDEMNITY...............................49
    SECTION 8.08.    REPLACEMENT OF TRUSTEE...................................50
    SECTION 8.09.    SUCCESSOR TRUSTEE BY MERGER, ETC.........................51
    SECTION 8.10.    ELIGIBILITY; DISQUALIFICATION............................51
    SECTION 8.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY....51
    SECTION 8.12.    AUTHENTICATING AGENTS....................................52

ARTICLE 9
    AMENDMENT, SUPPLEMENT AND WAIVER..........................................52
    SECTION 9.01.    WITHOUT CONSENT OF HOLDERS...............................52
    SECTION 9.02.    WITH CONSENT OF HOLDERS..................................53
    SECTION 9.03.    REVOCATION AND EFFECT OF CONSENTS........................54
    SECTION 9.04.    NOTATION ON OR EXCHANGE OF SECURITIES....................55
    SECTION 9.05.    TRUSTEE TO SIGN AMENDMENTS, ETC..........................55


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ARTICLE 10
    SUBORDINATION.............................................................55
    SECTION 10.01.   SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS............55
    SECTION 10.02    NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES........55
    SECTION 10.03.   PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC...........56
    SECTION 10.04.   SUBROGATION OF HOLDERS TO RIGHTS OF HOLDERS OF SENIOR
                         INDEBTEDNESS.........................................57
    SECTION 10.05.   OBLIGATIONS OF COMPANY UNCONDITIONAL.....................58
    SECTION 10.06.   PAYMENTS MAY BE MADE PRIOR TO DISSOLUTION................58
    SECTION 10.07.   NO WAIVER OF SUBORDINATION PROVISIONS....................59
    SECTION 10.08.   AUTHORIZATION TO TRUSTEE TO TAKE ACTION TO EFFECTUATE
                         SUBORDINATION........................................59
    SECTION 10.09.   SENIOR INDEBTEDNESS MAY BE RENEWED OR EXTENDED, ETC......59
    SECTION 10.10.   TRUSTEE TO HAVE NO FIDUCIARY DUTY TO HOLDERS OF SENIOR
                         INDEBTEDNESS.........................................59
    SECTION 10.11.   RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS.......60
    SECTION 10.12.   NOTICE TO TRUSTEE........................................60
    SECTION 10.13.   RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
                         LIQUIDATING AGENT....................................61
    SECTION 10.14.   NOT TO PREVENT EVENTS OF DEFAULT.........................61
    SECTION 10.15.   TRUSTEE'S COMPENSATION NOT PREJUDICED....................61

ARTICLE 11
    CONVERSION OF SECURITIES..................................................61
    SECTION 11.01.   RIGHT TO CONVERT; MANDATORY CONVERSION...................61
    SECTION 11.02.   MECHANICS OF CONVERSION..................................62
    SECTION 11.03.   ADJUSTMENT TO CONVERSION RATIO...........................64
    SECTION 11.04.   NO FRACTIONAL SHARES.....................................69
    SECTION 11.05.   RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF
                         ASSETS...............................................70
    SECTION 11.06.   SPECIFIC PERFORMANCE.....................................70
    SECTION 11.07.   COMPANY TO RESERVE COMMON STOCK..........................70
    SECTION 11.08.   RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS......70

ARTICLE 12
    MISCELLANEOUS.............................................................71
    SECTION 12.01.   NOTICES..................................................71
    SECTION 12.02.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.......72
    SECTION 12.03.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION............73
    SECTION 12.04.   RULES BY TRUSTEE AND AGENTS..............................73
    SECTION 12.05.   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                         EMPLOYEES AND STOCKHOLDERS...........................73



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    SECTION 12.06.   GOVERNING LAW............................................73
    SECTION 12.07.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS............74
    SECTION 12.08.   SUCCESSORS...............................................74
    SECTION 12.09.   SEVERABILITY.............................................74
    SECTION 12.10.   COUNTERPART ORIGINALS....................................74
    SECTION 12.11.   TABLE OF CONTENTS, HEADINGS, ETC.........................74



EXHIBITS AND SCHEDULES

EXHIBIT A     -   FORM OF SECURITY
EXHIBIT B     -   ASSIGNMENT FORM
EXHIBIT C     -   TRANSFEREE CERTIFICATE FOR NON-QIB ACCREDITED INVESTORS

SCHEDULE I    -   EXISTING INDEBTEDNESS
SCHEDULE II   -   EXISTING LIENS
SCHEDULE III  -   FORM OF CEO CERTIFICATION

         AMENDED AND RESTATED INDENTURE dated as of November 5, 1997 and amended and restated as of October 7, 1999, between International Fast Food Corporation, a Florida corporation (the "Company"), and HSBC Bank USA (f/k/a Marine Midland
Bank), as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company's 11% Convertible Senior Subordinated Discount Notes due 2007 (the "Securities") issuable as provided in this Indenture in the aggregate stated principal amount at maturity of $27,536,000, plus such principal amount to be added to the outstanding principal amount of the Securities pursuant to Section 1 of the Securities . All things necessary to make the Securities, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

         As of October 7, 1999, as a result of the exchange of $17,900,000 of the aggregate stated principal amount at maturity of the Securities for an aggregate 158,134 shares of Series B Convertible Preferred Stock of the Company, the aggregate stated principal amount of $9,636,000 of the Securities remain outstanding.

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE 1
                      DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.            DEFINITIONS.

         "Accreted Value" is defined to mean, for any Specified Date, the amount provided for each $1,000 principal amount at maturity of Securities:

(i) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

         SEMI-ANNUAL ACCRUAL DATE                           ACCRETED VALUE
         ------------------------                           --------------

         April 30, 1998.....................................   $  765.13
         October 31, 1998...................................      807.22
         April 30, 1999.....................................      851.61
         October 31, 1999...................................      898.45
         April 30, 2000.....................................      947.87
         October 31, 2000...................................    1,000.00

         (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price and
(b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price MULTIPLIED by (2) a fraction, the numerator of which is the number of days from the Issue Date of the Securities to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date of the Securities to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

         (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date MULTIPLIED by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

         (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person during such period; (ii) the net income of any Restricted Subsidiary to the extent (and only to the extent) that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iii) any gains or losses (on an after-tax basis) attributable to Asset Sales; (iv) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 5.07, any amount paid as, or accrued for, cash dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (v) all extraordinary gains and extraordinary losses or expenses.

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves) except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted

Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than rights under the New BKC Development Agreement and the New Domino's Master Franchise Agreement) all as set forth on the quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and most recently filed with the Commission pursuant to Section 5.03. As used in this Indenture, references to financial statements of the Company and its Restricted Subsidiaries shall be adjusted to exclude Unrestricted Subsidiaries if the context requires.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, without correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means any Registrar, Paying Agent, Authenticating Agent or co-Registrar.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale leaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property or assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Sections 5.10 and 6.01; PROVIDED that the following shall not be included within the meaning of "Asset Sale": (A) sales or other dispositions of inventory, receivables and other current assets; and (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable or unnecessary for use in connection with the business of the Company or its Restricted Subsidiaries.

         "Authenticating Agent" means any Person authorized pursuant to Section
8.12 to act on behalf of the Trustee to authenticate Securities.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

         "Board of Directors" means the Board of Directors or any authorized committee of the Board of Directors. Unless otherwise indicated, "Board of Directors" shall mean the Board of Directors of the Company.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certificate, and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

         "Change of Control" means such time as any of (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Permitted Investor, becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of the Company (on an undiluted basis), (ii) the Permitted Investor shall beneficially own (as defined in clause (i) immediately above) Voting Stock representing less than 40.0% of the total voting power of the Voting Stock of the Company owned by the Permitted Investor as of the date hereof, or (iii) Mr. Mitchell Rubinson shall cease (a) to be the principal executive officer of the Company in charge of the management and policies of the Company or (b) to devote substantially the same level of business time and efforts to the business affairs of the Company and its Restricted Subsidiaries as are devoted by him thereto as of the date hereof.

         "Closing Date" means the date on which the Securities were originally issued under this Indenture.

         "Closing Price" shall have the meaning set forth in Section 11.03.

         "Commission" means the Securities and Exchange Commission.

         "Company" means International Fast Food Corporation, a Florida corporation.

         "Common Stock" means the common stock par value $.01 per share, of the Company.

         "Consolidated EBITDA" means, for any period, net cash from operating activities as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; PROVIDED, HOWEVER, that when used with respect to any Restricted Subsidiary, "Consolidated EBITDA" shall mean the Consolidated EBITDA of such Restricted Subsidiary calculated in the manner set forth above, and "Adjusted Consolidated Net Income" and "Consolidated Interest Expense" shall be calculated with respect to such Restricted Subsidiary on a consolidated basis.

         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Leased Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period.

         "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available unaudited quarterly or audited annual consolidated balance sheet of the Company and its Restricted Subsidiaries required hereunder (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP.

         "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Securities.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Company.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or beneficiary thereafter.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries outstanding or available on the date of this Indenture as set forth on Schedule I hereto.

         "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors (whose determinations shall be conclusive) and evidenced by a Board Resolution.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of determination thereof, including, without limitations, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Holder" means a Person in whose name a Security is registered.

         "IFFP" shall have the meaning set forth in Section 5.07.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including, with respect to the Company and its Restricted Subsidiaries, an "incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication, and whether or not contingent), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (whether negotiable or non-negotiable), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, (v) all Capitalized Lease Obligations of such Person, (vi) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the fair market value of the property subject to such Liens, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations that are included in any of clauses (i) through (viii) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness and (B) that Indebtedness shall not include any liability for federal, state, local or other taxes except to the extent evidenced by an instrument.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Interest Payment Date" means each semi-annual interest payment date on April 30 and October 31 of each year, commencing April 30, 2001.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock held by the Company and the Restricted Subsidiaries of any Person that has ceased to be a Restricted Subsidiary by reason of any transaction permitted by clause (iii) of Section
5.19. For purposes of the definition of "Unrestricted Subsidiary" and Section 5.07, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

         "Issue Date" means the Closing Date for the sale and original issuance of the Securities under this Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

         "Maturity Date" means October 31, 2007.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) reasonable and customary brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes that will actually be paid or are payable as a result of such Asset Sale, without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a cash reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of reasonable and customary attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "New BKC Development Agreement" means the Restaurant Development Agreement, dated as of March 14, 1997, by and between the Company and Burger King Corporation.

         "New Domino's Master Franchise Agreement" means the Master Franchise Agreement, dated as of August 28, 1997, by and between Krolewska Pizza Sp.z.o.o. and Domino's Pizza International, Inc.

         "Offer to Purchase" means an offer to purchase Securities by the Company from the Holders that is required by Sections 5.10 or 5.15 of this Indenture.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Vice President or any Assistant Vice President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer of the Company that meets the requirements of Section 12.02 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.02 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

         "OTC Price" shall have the meaning set forth in Section 11.01(b).

         "Other Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries other than (a) the Securities and (b) any Existing Indebtedness.

         "Paying Agent" has the meaning provided in Section 2.03, except that, during the continuance of a Default or Event of Default and for the purposes of
Article 3 and Sections 5.10 and 5.15, the Paying Agent shall not be the Company or any Affiliate of the Company.

         "Payment Date" means the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date a notice is mailed pursuant to an Offer to Purchase.

         "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees in an aggregate principal amount not to exceed $250,000 at any one time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; (vi) Investments, to the extent that the consideration provided by the Company or any of its Restricted Subsidiaries consists solely of Capital Stock (other than Redeemable Stock) of the Company issued at fair market value; and (vii) notes payable to the Company that are received by the Company as payment of the purchase price for Capital Stock (other than Redeemable Stock) of the Company.

         "Permitted Investor" means Mr. Mitchell Rubinson, his spouse and any trust for the benefit of the foregoing.

         "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and a bank's unexercised right of set-off with respect to deposits made in the ordinary course; (v) assessments, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) existing liens set forth on Schedule II to this Indenture, (vii) Liens securing Indebtedness that has been refinanced or refunded as permitted under clause (iii) of the second paragraph of Section 5.09 to the extent that such refinanced or refunded Indebtedness was secured, (viii) Liens on assets existing at the time of acquisition by the Company provided that such Liens were not incurred in contemplation of such acquisition, (ix) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with Section 5.09, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on or associated with such item; (x) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (xi) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (xii) Liens arising from filing Uniform Commercial Code (or similar law in effect in Poland) financing statements regarding leases; (xiii) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xiv) Liens in favor of the Company or any Restricted Subsidiary; (xv) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xvi) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xviii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, security Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xx) Liens securing Indebtedness permitted under clause (i) of the second paragraph under Section 5.09; and (xxi) Liens on or sales of receivables.

         "Person" means an individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

         "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities (unless the redemption price is, at the Company's option, without conditions precedent, payable solely in Common Stock (other than Redeemable Stock) of the Company) or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which the Security is to be redeemed pursuant to this Indenture.

         "Registrar" has the meaning provided in Section 2.03.

         "Registration Rights Agreement" means the Registration Rights Agreement by and between the Company, the purchasers of the Securities and BT Alex. Brown Incorporated, relating to the Securities and dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "Securities" means any of the Securities, as defined in the preamble hereof, that are authenticated and delivered under this Indenture, including any additional principal amount added pursuant to Section 1 of the Securities.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Register" has the meaning provided in Section 2.03.

         "Senior Indebtedness" means with respect to the Company, the principal of and interest on, and all other amounts owing in respect of, any Indebtedness permitted to be incurred by the Company under the terms of this Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other reasonable charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Securities. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness for federal, state, local or other taxes, (ii) any Indebtedness among or between the Company and/or any Restricted Subsidiary, (iii) any Indebtedness incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any Guarantees in respect of any such Indebtedness, (iv) any Indebtedness that is incurred in violation of this Indenture, (v) Indebtedness evidenced by the Securities, or (vi) Indebtedness of a Person that is expressly subordinated or junior in right of payment to any other Indebtedness of such Person. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under the Bankruptcy Law.

         "Senior Subordinated Obligations" is defined to mean any principal of, premium, if any, or interest on the Securities payable pursuant to the terms of the Securities or upon acceleration, to the extent relating to the purchase of Securities or amounts corresponding to such principal, premium, if any, or interest on the Securities.

         "Shelf Registration Statement" means the registration statement as defined and described in the Registration Rights Agreement.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as to the end of such fiscal year, was the owner of more than 10% of the Adjusted Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

         "Specified Date" means any redemption date, any date of purchase for any purchase of Securities pursuant to Sections 5.10 or 5.15, any date of conversion or exchange of Securities or any date on which the Securities are due and payable after an Event of Default.

         "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States or any agency thereof or obligations fully and unconditionally guaranteed by the United States or any agency thereof; (ii) time deposit accounts, certificates of deposits and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any state thereof or territory or any foreign country that is a member of the Organization of Economic Cooperation and Development and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States, any state thereof or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

         "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa - 77bbbb), as in effect on the date this Indenture was executed.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock of the Company is listed or admitted to trading is open for the transaction of business, or, if the Common Stock of the Company is not listed or admitted to trading on any national securities exchange, a day on which the NASDAQ National or Small Cap Market System (or any successor thereto) or such other system then in use is open for the transaction of business, or, if the Common Stock of the Company is not quoted by any such organization, any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transaction Date" means, with respect to the Incurrence of any Indebtedness (including, without limitation, Senior Indebtedness) by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company), other than a Subsidiary that has become a guarantor, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; PROVIDED that neither the Company nor its Restricted Subsidiaries has any Guarantee of any Indebtedness of such Subsidiary outstanding at the time of such designation and either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 5.07. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; PROVIDED that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under the first paragraph of Section 5.09 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations of and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         "U.S. legal tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.            OTHER DEFINITIONS.

                      Term                              Defined In Section

              "BBS"                                             11.01
              "Conversion Ratio"                                11.01
              "Current Market Price"                            11.03
              "Distribution Securities"                         11.03
              "Expiration Time"                                 11.03
              "Event of Default"                                 6.07
              "Excess Proceeds"                                  5.10
              "Guaranteed Indebtedness"                          5.20
              "Market Criteria"                                 11.01
              "Market Criteria Period"                          11.01
              "Payment Blockage Period"                         10.02
              "Protected Property"                               5.12
              "Purchased Shares"                                11.03
              "Record Date"                                     11.03
              "Restricted Subsidiary Indebtedness"               5.09
              "Subsidiary Guarantee"                             5.20

SECTION 1.03.            RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "OR" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) provisions apply to successive events and transactions;

         (6) "herein", "hereof' and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01.            FORM AND DATING.

         The Securities and the notation relating to the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

         The terms and provisions contained in the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.            EXECUTION AND AUTHENTICATION.

         Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Securities and may be in facsimile form.

         If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities for original issue in the aggregate stated principal amount at maturity of $27,536,000 upon receipt of a written order of the Company in the form of an Officers' Certificate (which need not comply with Sections 12.02 and 12.03). The Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated and such other information as the Trustee may reasonably request. The aggregate stated principal amount at maturity of Securities outstanding at any time may not exceed $27,536,000, plus the amount of interest to be added to the outstanding principal amount of the Securities pursuant to Section 1 of the Securities, except as provided in Section 2.07. Upon receipt of a written order of the Company, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

         As provided in Section 1 of the Securities, the Company shall from October 31, 2000 through October 31, 2003 in lieu of the payment in whole or in part of interest in cash on the Securities, on April 30, 2001, October 31, 2001, April 30, 2002, October 31, 2002, April 30, 2003 and October 31, 2003, pay
interest on the Securities through the issuance of additional Securities having the same terms and conditions as the Securities, in an aggregate principal amount equal to the amount of interest that would be payable with respect to such Securities if such interest were paid in cash. On April 30, 2001, October 31, 2001, April 30, 2002, October 31, 2002, April 30, 2003 and October 31, 2003,
the Trustee shall authenticate the Securities for original issuance to each holder of the Securities on the preceding record date, as shown by the records of the Registrar, in the amount required to pay such interest. Notwithstanding any other provision of this Indenture to the contrary, the Company shall pay cash in lieu of issuing Securities in any denominations of less than $1.00 (which shall be determined with respect to the aggregate amount of the Securities held by each Holder as shown by the records of the Registrar).

         The Trustee may appoint an authenticating agent (an "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. The Trustee hereby appoints Bankers Trust Company to be the Authenticating Agent on the Issue Date.

         The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1.00 and any integral multiple thereof.

SECTION 2.03.            REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), where
(a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company upon notice to the Trustee may change any Registrar or Paying Agent without notice to any Holder. The Company may act as Registrar or Paying Agent, except that for purposes of Article 3 and Sections 5.10 and 5.15, the Paying Agent shall not be the Company or any Affiliate of the Company.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Company initially appoints Bankers Trust Company at 4 Albany Street, New York, New York 10006, as Registrar and Paying Agent until such time as such Agent has resigned or a successor has been appointed.

SECTION 2.04.            PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or premium, if any, and interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company, upon written direction to the Paying Agent, at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.            HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at such times as the Trustee may request in writing, and in any event in intervals of not more than six months commencing on the Issue Date, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Securities held by each thereof, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.            TRANSFER AND EXCHANGE.

         When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in the form of Exhibit B hereto, duly executed by the Holder thereof or his attorney duly authorized in writing and be accompanied by a certificate in the form of Exhibit C hereto completed by the proposed transferee. In connection with any transfers of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar and the Company such certifications, legal opinions or other information as the Registrar or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; PROVIDED, that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of such certifications, legal opinions or other information. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.04, 5.10, 5.15 or 9.04). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security during an Offer to Purchase if such Security is tendered pursuant to such Offer to Purchase and not withdrawn.

SECTION 2.07.            REPLACEMENT SECURITIES.

         If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity sufficient, in the judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company.

SECTION 2.08.            OUTSTANDING SECURITIES.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by the Trustee, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

         If the principal amount of any Security is considered paid under
Section 5.01, it ceases to be outstanding and interest ceases to accrue.

         If on the Maturity Date the Paying Agent holds money in immediately available funds and designated for and sufficient to pay all of the principal of, and premium, if any, and interest due on the Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.            TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent or notice, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities and of the aggregate principal amount of such Securities so repurchased or otherwise acquired. The Trustee may require an Officers' Certificate listing Securities owned by the Company, a Subsidiary of the Company or any Affiliate of the Company.

SECTION 2.10.            TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and execute, and the Trustee shall authenticate upon receipt of a written order of the Company in the form of an Officers' Certificate in accordance with Section 2.02, definitive Securities in exchange for temporary Securities.

SECTION 2.11.            CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of (subject to the record retention requirements of the Exchange
Act) (but shall not be required to destroy) all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that the Company has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

SECTION 2.12.            CUSIP NUMBER.

         The Company in issuing the Securities may use a "CUSIP" or other identification number, and if so, the Trustee shall use the CUSIP or other identification number in notices of redemption or other notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.13.            DEPOSIT OF MONEYS.

         Prior to 11:00 a.m. New York City time on the Business Day preceding the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on the Maturity Date, in a timely manner which permits the Paying Agent to remit payment to the Holders on the Maturity Date.

SECTION 2.14.            RECORD DATE.

         The record date for purposes of determining the identity of Holders of the Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in Section 9.03.

                                    ARTICLE 3
                                    PURCHASE

SECTION 3.01.            OFFER TO REPURCHASE.

         In the event that, pursuant to Sections 5.10 or 5.15 hereof, the Company shall be required to commence an Offer to Purchase, it shall follow the procedures specified below.

         The Company shall send, by first class mail, a notice of such Offer to Purchase to the Trustee and each of the Holders which shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to such Offer to Purchase. The notice of Offer to Purchase, which shall govern the terms of the Offer to Purchase, shall state:

                  (a) that the Offer to Purchase is being made pursuant to this
         Section 3.01 and Section 5.10 or 5.15 hereof, as applicable, the length of time that such Offer to Purchase shall remain open and that all Securities validly tendered will be accepted for payment on a pro rata basis;

                  (b) the purchase price and the Payment Date;

                  (c) that any Security not tendered or accepted for payment shall continue to accrue interest pursuant to its terms;

                  (d) that, unless the Company defaults in payment of the purchase price, any Security accepted for payment pursuant to an Offer to Purchase shall cease to accrue interest on or after the Payment Date;

                  (e) that Holders electing to have a Security purchased pursuant to any Offer to Purchase shall be required to surrender the Security together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

                  (f) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the date of the Offer to Purchase, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (g) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple thereof; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         Without limiting the foregoing, the notice shall also contain information concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be supplied to the Trustee pursuant to Section 5.03 (which requirements may be satisfied by delivery of such documents together with the notice), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase),
(iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein.

         At the Company's request, the Trustee shall give the notice of Offer to Purchase in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the Offer to Purchase, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         The Trustee shall act as Paying Agent for an Offer to Purchase. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities in connection with an Offer to Purchase. To the extent that the provisions of any securities laws and regulations conflict with the Offer to Purchase provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 3.02.            DEPOSIT OF PURCHASE PRICE.

         On or prior to the Payment Date, the Company shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof accepted together with any Officers' Certificate specifying the Securities or portions thereof so accepted for payment by the Company. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the purchase price of all Securities purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the Payment Date, the Securities or the portions of Securities to be purchased in accordance with the provisions of this Indenture shall cease to accrete.

SECTION 3.03.            DELIVERY OF SECURITIES AND PAYMENT OF PURCHASE PRICE.

         On the Payment Date, the Company shall deliver or cause to be delivered to the Trustee the Securities or portions thereof so accepted on a pro rata basis together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company and that such securities were accepted for purchase by the Company in accordance with the terms of Section 3.01 hereof. The Paying Agent shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company, shall promptly authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered, if any, provided, that each such new Security shall be in a principal amount of $1.00 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.

SECTION 3.04.            SECURITIES PURCHASED IN PART.

         Upon surrender of a Security that is purchased in part, the Company shall issue, and upon the Company's written request, the Trustee shall promptly authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unpurchased portion of the Security surrendered.

                                    ARTICLE 4
                                   REDEMPTION

SECTION 4.01.            RIGHT OF REDEMPTION.

         The Securities will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after October 31, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder at the following Redemption Prices (expressed in percentages of the Accreted Value thereof) plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing October 31, of the year set forth below:

                  YEAR                              REDEMPTION PRICE
                  ----                              ----------------
                  2002                                 105.500%
                  2003                                 104.000%
                  2004                                 102.500%
                  2005                                 101.000%
                  2006 and thereafter                  100.000%

SECTION 4.02.            NOTICES TO TRUSTEE.

         If the Company elects to redeem Securities pursuant to Section 4.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount at maturity of Securities to be redeemed plus interest accrued and premium due thereon, if any, to the Redemption Date.

         The Company shall give each notice provided for in this Section 4.02 in an Officers' Certificate at least five Business Days before mailing the notice to Holders referred to in Section 4.01.

SECTION 4.03.            SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Securities of $1,000 in principal amount at maturity or less shall be redeemed in part.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 or less in principal amount at maturity may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of Securities that have denominations larger than $1,000 in principal amount at maturity. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

         If after a Security has been selected for partial redemption such Security is converted in part into Conversion Shares, the converted portion of such Security shall be deemed (insofar as it may be) to be the portion selected for redemption. The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is converted into Conversion Shares in whole or in part before the notice of redemption is mailed.

         Upon any redemption of less than all of the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period that is 15 days preceding the date a notice of redemption is mailed and are not required to treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

SECTION 4.04.            NOTICE OF REDEMPTION.

         With respect to any redemption of Securities pursuant to Section 4.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) the current Conversion Price and the date on which the right to convert such Securities or portions thereof into Conversion Shares shall expire (which date shall be the close of business on the Trading Day next preceding such Redemption Date unless the Company defaults in payment of the Redemption Price);

                  (d) the name and address of the Paying Agent;

                  (e) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

                  (g) that, if any Security is being redeemed in part, the portion of the principal amount at maturity (equal to $1.00 in principal amount at maturity or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount at maturity equal to the unredeemed portion thereof will be reissued; and

                  (h) that, if any Security contains a CUSIP or other identification number as provided in Section 2.12, no representation is being made as to the correctness of the CUSIP or other identification number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

         At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least five Business Days before mailing the notice to Holders referred to in Section 4.01, the Trustee shall give such notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

SECTION 4.05.            EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Securities called for redemption, unless converted to Conversion Shares in accordance with the terms hereof, become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities held by Holders to whom such notice was properly given.

         On or prior to any Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that (a) have been delivered by the Company to the Trustee for cancellation or (b) have been surrendered for conversion into Conversion Shares.

SECTION 4.06.            PAYMENT OF SECURITIES CALLED FOR REDEMPTION.

         If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall, unless converted to Conversion Shares in accordance with the terms hereof, become due and payable on the Redemption Date at the Redemption Price stated herein, together with accrued interest, if any, to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the

Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Such Securities shall no longer be convertible into Conversion Shares at the close of business on the Trading Day next preceding such Redemption Date. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant record date.

SECTION 4.07.            SECURITIES REDEEMED IN PART.

         Upon surrender of any Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount at maturity to the unredeemed portion of such surrendered Security.

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.            PAYMENT OF SECURITIES.

         The Company shall pay or cause to be paid the principal of, and premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, and premium, if any, and interest shall be considered paid on the date due if the Trustee or Paying Agent, if other than the Company, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, and premium, if any, and interest then due, and the Trustee or Paying Agent is not prohibited from paying such money to the Holders in accordance with the terms of this Indenture. Interest that is payable in kind in accordance with the provisions of the Securities shall be added to the principal of the Securities and thereafter be principal of the Securities for all purposes.

         The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

         Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 5.02.            MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.01.

SECTION 5.03.            REPORTS AND OTHER COMMUNICATIONS.

         (a) At the Company's expense, following the first fiscal quarter ending after the date of this Indenture and regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the rules and regulations of the Commission, for so long as the Securities remain outstanding, the Company shall furnish to the Holders (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days of the end of each fiscal year all quarterly and annual financial information, as the case may be, that would be required to be contained in a filing with the Commission on Forms 10-QSB and 10-KSB (or any successor Forms) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition Results of Operations" and, with respect to the annual information only, an audit report and opinion thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor Form) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, promptly upon receipt, at the Company's expense, the Company shall furnish to the Holders copies of all communications from Burger King Corporation or Domino's Pizza (including any of their designees, agents, counsel and representatives) as to all matters material to the Company's franchise business.

         (b) Such reports and other communications shall be delivered to the Registrar in a sufficient number for distribution and the Registrar will mail them at the Company's expense to the Holders at their addresses appearing in the Security Register.

         (c) Each of the Holders shall have the right, from time to time upon reasonable notice to the Company and at such Holder's own cost and expense (or, while any Default or Event of Default is continuing, at the Company's cost and expense), during normal business hours and at reasonable times and intervals, to inspect the books and records of the Company at its offices maintained pursuant to Section 2.03 hereof and elsewhere and to discuss the business and affairs of the Company with members of management designated by the Company.

SECTION 5.04.            COMPLIANCE CERTIFICATES.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further, stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 5 or Article 6 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 5.05.            TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

SECTION 5.06.            WAIVER OF STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or any other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, whenever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.07.            RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) other than such Capital Stock held by the Company or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Wholly Owned Restricted Subsidiaries), (ii) repurchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any Wholly Owned Restricted Subsidiaries of the Company, except, in the case of Capital Stock of International Fast Food Polska ("IFFP") held by Agros Holding S.A. or transferees of Agros Holding S.A., (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities, or (iv) make any investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except with respect to any Investment (other than an Investment consisting of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary), the Company could not incur at least $1.00 of Indebtedness under the first paragraph of Section 5.09 or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 5.03 PLUS (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any convertible Indebtedness, Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities), PLUS (3) an amount equal to the net reduction in Investments in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

         The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness incurred under clause (iii) of the second paragraph of Section 5.09; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock or options, warrants or other rights to acquire such Capital Stock (in each case other than Redeemable Stock) of the Company; (iv) cash payments in lieu of the issuance of fractional shares of Common Stock upon conversion (including mandatory conversion) of the Securities provided for in this Indenture; PROVIDED that no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein. Any Investments made other than in cash shall be valued, in good faith, by the Board of Directors.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (iii) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 5.07 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Securities or Indebtedness that is PARI PASSU with the Securities, as the case may be, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 5.07 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

         Not later than the date of making any Restricted Payment (other than an Investment in cash equivalents), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which its calculations were computed.

SECTION 5.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary.

         The foregoing provisions shall not prohibit any encumbrances or restrictions: (i) existing on the Closing Date in this Indenture or any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; PROVIDED that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 5.08, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary nor otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) incurred pursuant to any Restricted Subsidiary Indebtedness permitted under this Indenture, PROVIDED that the amount actually subject to such encumbrance or restriction shall not be taken into account when calculating the Consolidated EBITDA of such Person. Nothing contained in this Section 5.08 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 5.12 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

SECTION 5.09.            INCURRENCE OF INDEBTEDNESS

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Other Indebtedness if, after giving effect to the Incurrence of such Other Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Other Indebtedness to Consolidated EBITDA would be greater than 3:1.

         Notwithstanding the foregoing, the Company and its Restricted Subsidiaries (except as specified below) may incur each and all of the following: (i) Senior Indebtedness of the Company outstanding at any time in an aggregate principal amount not to exceed $2.5 million, less any amount of Indebtedness permanently repaid as provided under Section 5.10; (ii) Indebtedness (A) to the Company evidenced by an unsubordinated promissory note or (B) to any of its Restricted Subsidiaries; PROVIDED that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); PROVIDED that such new Indebtedness, determined as of the date of incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and PROVIDED FURTHER that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Company pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, and (B) under Currency Agreements and Interest Rate Agreements; PROVIDED that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (v) Indebtedness of the Company not to exceed, at any one time outstanding, 1.5 times the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock and Preferred Stock that provides for the payment of dividends in cash); (vi) Indebtedness up to $10 million outstanding at any time to the extent such Indebtedness is secured by Liens permitted under clause (vi) of the second paragraph of Section 5.12 and (vii) Indebtedness of the Company or a Restricted Subsidiary, to the extent the proceeds thereof are immediately used to purchase Securities tendered in an Offer to Purchase made as a result of a Change of Control.

         For purposes of determining compliance with this Section 5.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

SECTION 5.10.            ASSET SALES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 80% of the consideration received consists of cash or Temporary Cash Investments, provided that the amount of any Senior Indebtedness or Restricted Subsidiary Indebtedness (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or notes thereto) of the Company or such Restricted Subsidiary which is assumed by the transferee as a credit against the purchase price shall be deemed to be cash to the extent of the amount so credited. In the event and to the extent that the Net Cash Proceeds received by the Company or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed the greater of $1 million or 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been prepared), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within six months after the date Net Cash Proceeds so received exceed the greater of $1 million or 10% of Adjusted Consolidated Net Tangible Assets (A) apply, or resolve by Board of Directors resolutions to apply no later than one year after the consummation of such Asset Sale, an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company, or any indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the six-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this
Section 5.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such six-month or 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 5.10 totals at least $3 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Securities on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the Accreted Value of the Securities, plus, in each case, accrued interest (if any) to the date of purchase.

SECTION 5.11.            TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could he obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         The foregoing limitation does not limit, and shall not apply to: (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable fees to directors of the Company who are not employees of the Company; or (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 5.11 and not covered by clauses (ii) through (iv) of this paragraph, the aggregate amount of which exceeds $100,000 in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

SECTION 5.12.            LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary (collectively, "Protected Property"), without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities prior
to) the obligation or liability secured by such Lien.

         The foregoing limitation does not apply to: (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders of the Securities; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company, IFFP or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is incurred to refinance secured indebtedness which is permitted to be incurred under clause (iii) of the second paragraph of Section 5.09, PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) purchase money Liens upon equipment acquired or held by the Company or any of its Restricted Subsidiaries taken or retained by the seller of such inventory or equipment to secure all or a part of the purchase price therefor; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the inventory or equipment acquired; or (vi) Permitted Liens.

SECTION 5.13.            CONDUCT OF BUSINESS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any business other than the franchising of fast food restaurants in Poland or other jurisdictions in Europe in which the Company receives the right to franchise fast food restaurants; PROVIDED that any operations outside of Poland are conducted through direct or indirect wholly-owned subsidiaries of the Company, and any other activity reasonably related to such activities; and FURTHER PROVIDED that the Company shall not invest 25% or more of its consolidated assets (measured as of the most recent date for which balance sheets were delivered pursuant to Section 5.03 hereof) in businesses other than Burger King and Domino's franchises without the consent of the Holders of a majority of the outstanding principal amount of Securities.

SECTION 5.14.            CORPORATE EXISTENCE.

         Subject to Article 6 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall reasonably and in good faith determine that the preservation thereof is no longer desirable in the conduct of business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities. The Company shall comply, in all material respects, with the terms and provisions of each of its agreements with each of Burger King Corporation and Domino's Pizza, except for such noncompliance as would not, individually or in the aggregate, give rise to a right in the other party to terminate or suspend any such agreement.

SECTION 5.15.            OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all the Securities then outstanding, at a purchase price equal to 101% of the Accreted Value thereof, plus accrued interest (if any) to the date of purchase. Prior to the mailing of the notice to Holders of Securities commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities. The Company shall first comply with the covenant in the preceding sentence before it shall repurchase Securities pursuant to this Section 5.15.

SECTION 5.16.            STATUS AS INVESTMENT COMPANY.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, conduct its business in a fashion that would cause it to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940, as amended.

SECTION 5.17. DESIGNATION OF RESTRICTED SUBSIDIARY AS UNRESTRICTED SUBSIDIARY; REDESIGNATION OF UNRESTRICTED SUBSIDIARY AS RESTRICTED SUBSIDIARY.

         The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company), other than a Subsidiary that has become a guarantor, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; PROVIDED that neither the Company nor its Restricted Subsidiaries has any Guarantee of any Indebtedness of such Subsidiary outstanding at the time of such designation and either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 5.07. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under the first paragraph of Section 5.09 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

SECTION 5.18.            INTERNAL REVENUE SERVICE FILING AND WITHHOLDING
                         INFORMATION.

         The Company shall file Internal Revenue Service Form 8281, Information Return for Publicly Offered Original Issue Discount Instruments, with the Internal Revenue Service no later than the date such filing is required to be made and shall mail a copy of such filing to the Trustee and the Paying Agent within 15 days after such filing with the Internal Revenue Service. Upon the written request of the Paying Agent, the Company shall promptly prepare and deliver to the Paying Agent all information requested by the Paying Agent in order that the Paying Agent can timely comply with the applicable withholding requirements of the Internal Revenue Service and prepare the applicable Form 1099 OID for distribution to the Holders of Securities.

SECTION 5.19.            ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
                         SUBSIDIARIES.

         The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iv) issuances or sales of Common Stock of Restricted Subsidiaries subject to compliance with clauses (A) or (B) of the first paragraph of Section 5.10.

SECTION 5.20.            ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.

         The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Securities by such Restricted Subsidiary and (ii) each Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; PROVIDED that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) PARI PASSU with the Securities then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Securities then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantees at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

SECTION 5.21.            INCURRENCE OF SENIOR SUBORDINATED INDEBTEDNESS.

         The Company will not incur any Indebtedness, other than the Securities, that is expressly made subordinated in right of payment to any Senior Indebtedness unless such Indebtedness, by its terms and by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding is expressly made PARI PASSU with, or subordinate in right of payment to, the Securities pursuant to provisions substantially similar to those contained in
Article 10 of this Indenture; PROVIDED, HOWEVER, that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Indebtedness.

SECTION 5.22.            ACCOUNTANTS; INSURANCE

         (a) In connection with the audit of the Company's financial statements for the year ending December 31, 1997 and for all subsequent periods for so long as any Securities shall remain outstanding, the Company shall retain independent public accountants reasonably acceptable to the Holders of a majority in principal amount of the outstanding Securities.

         (b) The Company shall, and shall cause its Restricted Subsidiaries to, maintain insurance by insurers of recognized financial responsibility against such risks and in such amounts as are prudent and customary for the interest of their respective businesses and the value of their respective properties.

                                    ARTICLE 6
                                   SUCCESSORS

SECTION 6.01.            MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Securities shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Securities, could incur at least $1.00 of Indebtedness under the first paragraph of Section 5.09; PROVIDED that this clause (iv) shall not apply to the merger of a corporation, the sole material asset of which consists of Common Stock of the Company (and options, warrants or other rights to purchase or acquire such Common Stock), into the Company, if (a) the Chief Executive Officer of the Company delivers to the Trustee a certificate on behalf of the Company, in the form attached hereto as Schedule III, to the effect that to his best knowledge there are no liabilities, contingent or otherwise, of such corporation and (b) the only consideration received by the stockholders of such corporation in connection with such merger consists of Common Stock of the Company (and options, warrants other rights to purchase or acquire such Common Stock), in the aggregate in an amount not to exceed the amount thereof held by such corporation immediately prior to such merger; and (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.



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


SECTION 6.02.            SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of, and premium, if any, and interest on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of
Section 6.01 hereof.

                                    ARTICLE 7
                              DEFAULTS AND REMEDIES

SECTION 7.01.            EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of principal of (or premium, if any, on) or interest on any of the Securities, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions described below in Article 10;

                  (2) the Company defaults in the performance of any covenant set forth in Section 5.03, 5.04, 5.10 or 5.13 hereof, and the default continues for a period of 15 consecutive days after written notice by the Trustee, or by the Holders of 25% or more in aggregate principal amount of the Securities then outstanding;

                  (3) the Company defaults in the performance or breaches any other covenant or agreement of the Company in this Indenture, or under the Securities, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee, or by the Holders of 25% or more in aggregate principal amount of the Securities then outstanding;

                  (4) either of the New BKC Development Agreement or the New Domino's Master Franchise Agreement shall be suspended or terminated;

                  (5) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $3 million or more in the aggregate for all issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make any principal payment with respect to any fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay or enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (7) a court having jurisdiction in the premises enters a decree or order for:

                        (a) relief in respect of the Company or any Significant
                  Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

                        (b) appointment of a receiver, liquidator, assignee,
                  custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

                        (c) the winding up or liquidation of the affairs of the
                  Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

                  (8) The Company or any Significant Subsidiary:

                        (a) commences a voluntary case under any applicable
                  bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

                        (b) consents to the appointment of or taking possession
                  by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

                  (c) effects any general assignment for the benefit of creditors.

SECTION 7.02.            ACCELERATION.

         If an Event of Default (other than an Event of Default specified in paragraph (7) or (8) of Section 7.01 with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest, if any, on the Securities to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value, premium, if any, and accrued interest, if any, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default specified in paragraph (5) of Section
7.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to paragraph (5) of Section 7.01 shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in paragraph
(7) or (8) of Section 7.01 occurs with respect to the Company, the Accreted Value of, premium, if any, and accrued interest, if any, on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of either the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (A) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest, if any, on the Securities that have become due solely by such declaration of acceleration, have been cured or competent jurisdiction.

SECTION 7.03.            OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, and premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All available remedies are cumulative to the extent permitted by law.

SECTION 7.04.            WAIVER OF PAST DEFAULTS.

         Subject to Sections 7.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, and interest on the Securities (the waiver of which is required to be unanimous), or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders. In the event of any Event of Default specified in Section 7.01(5) above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders of the Securities, if within 60 days after such Event of Default arose (x) the Indebtedness that is the basis for such Event of Default has been discharged,
(y) the holders thereof have rescinded or waived the acceleration, notice or action giving rise to such Event of Default or (z) if the default that is the basis for such Event of Default has been cured. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 7.05.            CONTROL BY MAJORITY.

         The Holders of at least a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities.

SECTION 7.06.            LIMITATION ON SUITS.

         A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee indemnity against any costs, liability or expense to be incurred in compliance with such request which is reasonably satisfactory to the Trustee;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity; and

         (5) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 7.07.            RIGHTS OF HOLDERS OF SECURITIES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, and premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.08.            COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 7.01(1) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.09.            TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company (or any other obligor upon the Securities), its creditors or its property, and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any monies or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, any other amounts due the Trustee under Section 8.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10.            PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         FIRST: to the Trustee, its Agents and attorneys for amounts due under
Section 8.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         SECOND: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

         THIRD: to Holders of Securities for amounts due and unpaid on the Securities for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, and premium, if any, and interest respectively; and

         FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 7.10.

SECTION 7.11.            UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 7.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                    ARTICLE 8
                                     TRUSTEE

SECTION 8.01.            DUTIES OF TRUSTEE.

         (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of the Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (b) Except during the continuance of an Event of Default actually known to the Trustee:

                  (1) The Trustee and the Agents need perform only those duties as are specifically set forth in this Indenture and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee or the Agents.

                  (2) In the absence of bad faith on its part, the Trustee or any Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee or any Agent and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee or any Agent, the Trustee or such Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.01.

                  (2) Neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Trust Officer (or an officer of the Agent), unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.02, 7.04 or 7.05.

         (d) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

         (e) Every provision of this Indenture that in any way relates to the Trustee or any Agent is subject to paragraphs (a), (b), (c) and (d) of this
Section 8.01.

         (f) Neither the Trustee nor any Agent shall be liable for interest on any money or assets received by it except as the Trustee or any such Agent may agree in writing with the Company. Assets held in trust by the Trustee or any Agent need not be segregated from other assets except to the extent required by law.

         (g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

         (h) Any provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.

         (i) The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

         (j) Neither the Trustee nor any Agent shall be liable for interest on any money received by it except as the Trustee or any Agent may agree in writing with the Company. Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

SECTION 8.02.            RIGHTS OF TRUSTEE AND EACH AGENT.

         Subject to Section 8.01:

         (a) The Trustee and each Agent may request and rely conclusively and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor any Agent need investigate any fact or matter stated in the document.

         (b) Before the Trustee or any Agent acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.02 and 12.03. Neither the Trustee nor any Agent shall be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee and any Agent may act through their attorneys and Agents and shall not be responsible for the misconduct or negligence of any Agent (other than an Agent who is an employee of the Trustee or such Agent) or attorney appointed with due care.

         (d) Neither the Trustee nor any Agent shall be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (e) Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee or an Agent, in their discretion, may make such further inquiry or investigation into such facts or matters as they may see fit and, if the Trustee or any Agent shall determine to make such further inquiry or investigation, they shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

         (g) The Trustee or any Agent may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 8.03.            INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. The Trustee must comply with Sections 8.10 and 8.11.

SECTION 8.04.            DISCLAIMER OF TRUSTEE AND AGENTS.

         Neither the Trustee nor any Agent makes any representation as to the validity, effectiveness or adequacy of this Indenture or the Securities, and it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company or upon the Company's direction under any provision of this Indenture. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital of the Company in this Indenture or the Securities or any document issued in connection with the sale of the Securities.

SECTION 8.05.            NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder, as their names and addresses appear on the holder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or premium on, or interest on any Security, including an accelerated payment and the failure to make payment on the Payment Date pursuant to an Offer to Purchase, and except in the case of a failure to comply with Article 6, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Section 7.01(1); or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.

SECTION 8.06.            REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after April 15 of each year beginning with April 15, 1998, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

         The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

SECTION 8.07.            COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee and any Agent in their capacity as such from time to time such compensation as may be agreed upon in writing by the Company and the Trustee or such Agent The Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and any Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by them in connection with the performance of their duties and the discharge of their obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's and Agents' agents and counsel.

         The Company shall indemnify the Trustee and the Agents and their agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability, damage, claim or expense incurred by them, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee and the Agents shall notify the Company promptly of any claim asserted against the Trustee or any Agent for which indemnity may be sought; provided, however, that the failure to provide such notice shall not affect the right to indemnity provided for herein. The Company shall defend the claim and the Trustee and the Agents shall cooperate in the defense. The Trustee and the Agents may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

         To secure the Company's payment obligations in this Section 8.07, the Trustee and the Agents shall have a lien prior to the Securities on all assets or money held or collected by the Trustee and the Agents, in their capacity as Trustee or Agent, as the case may be, except assets or money held in trust to pay principal of, or premium on, if any, and interest on particular Securities.

         When the Trustee or an Agent incurs expenses or renders services after an Event of Default specified in Section 7.01(7) or (8) occurs, such expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for such services shall be preferred over the status of the Holders in a proceeding under Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 8.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee or Agent.

SECTION 8.08.            REPLACEMENT OF TRUSTEE.

         The Trustee may resign at any time by so notifying the Company in writing at least 10 days in advance of such resignation. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 8.10;

         (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a receiver or other public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 8.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by a Holder who has been a Holder for at least six months fails to comply with Section 8.10, any Holder may (at its expense) petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

SECTION 8.09.            SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; PROVIDED that such Person shall be otherwise qualified and eligible under this Article 8.

SECTION 8.10.            ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)( 1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(l) are met. The provisions of TIA ss. 310 shall apply to the Company and any other obligor of the Securities.

SECTION 8.11.            PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company and any other obligor of the Securities.

SECTION 8.12.            AUTHENTICATING AGENTS.

         (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Securities. Wherever reference is made in this Indenture to the authentication of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Company and must be a corporation or financial institution organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan, the City and State of New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to engage in a trust business and subject to supervision or examination by federal or state authorities. The Trustee hereby appoints Bankers Trust Company as an Authenticating Agent hereunder and Bankers Trust Company hereby accepts such appointment.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent; PROVIDED such Person shall be otherwise eligible under this Article 8.

         (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment (at the Company's expense) to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any Authenticating Agent shall be entitled to reasonable compensation for its services which shall be paid by the Company.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.            WITHOUT CONSENT OF HOLDERS.

         Notwithstanding Section 9.02 of this Indenture, the Company, when authorized by a Board Resolution, and the Trustee together, may amend or supplement this Indenture or the Securities without notice to or consent of any
Holder:

         (1) to cure any ambiguity, defect or inconsistency; PROVIDED that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

         (2) to provide for the assumption of the Company's obligations to Holders of the Securities in the event of a merger, consolidation or sale of all or substantially all of the Company's assets pursuant to Article 6 hereof;

         (3) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder; and

         (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

PROVIDED that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.            WITH CONSENT OF HOLDERS.

         Subject to Section 7.07, the Company, when authorized by a Board Resolution and the Trustee, with the written consent of the Holder or Holders of at least a majority in principal amount of the outstanding Securities may amend or supplement this Indenture or the Securities, without notice to any other Holders. Subject to Sections 7.04 and 7.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holders.

         No amendment, supplement or waiver, including a waiver pursuant to
Section 7.04, shall, directly or indirectly, without the consent of each Holder of each Security affected thereby:

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount of, or premium, if any, or interest on, any Security;

         (2) change the currency of payment of principal of, or premium, if any, or interest on, any Security;

         (3) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Security;

         (4) reduce the percentage of outstanding Securities whose Holders must consent to an amendment or supplement to this Indenture;

         (5) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Securities;

         (6) reduce the percentage or aggregate principal amount of outstanding Securities, the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults;

         (7)      reduce the rate of accretion on any Security; or

         (8) make any change in the foregoing amendment and waiver provisions.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.03), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.

SECTION 9.03.            REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, or premium on, or interest on a Security on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.04.            NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.05.            TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article 9; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01.           SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

         The Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Security, likewise covenants and agrees, that all Securities shall be issued subject to the subordination provisions contained in this Article 10, and each Holder of a Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Senior Subordinated Obligations shall be, to the extent and in the manner set forth in this Article 10, subordinated in right of payment and subject to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Indebtedness including, without limitation, any interest accruing subsequent to an event specified in Sections 7.01(7) and 7.01(8), whether or not such interest is an allowed claim enforceable against the debtor under the Bankruptcy Code.

SECTION 10.02            NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

         (a) No direct or indirect payment by or on behalf of the Company of any Senior Subordinated Obligations, whether pursuant to the terms of the Securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, and such default shall not have been cured or waived, or the benefits of this sentence waived by or on behalf of, the holders of such Senior Indebtedness.

         (b) In addition, during the continuance of any other event of default with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Senior Indebtedness (or the holders of at least a majority in principal amount of such Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Securities for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or if the Company delivers to the Trustee an Officers' Certificate certifying that (i) the Senior Indebtedness that gave rise to such Payment Blockage Period has been repaid in full or (ii) the event of default that gave rise to such Payment Blockage Period is no longer continuing). Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative foe, or the holders of, such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder and the Trustee is aware that such payment is prohibited by paragraphs (a) and (b) of this Section 10.02, the Trustee shall promptly notify the holders of the Senior Indebtedness of such prohibited payment and such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives or a trustee) within 30 days of receipt of such notice from the Trustee, notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

SECTION 10.03.           PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

         (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders of the Securities or the Trustee on behalf of the Holders of the Securities shall be entitled to receive any payment by the Company on account of Senior Subordinated Obligations, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities.

         (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 10.03(a) and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article 6 shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this
Section 10.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply with the conditions provided in Article 6.

SECTION 10.04.           SUBROGATION OF HOLDERS TO RIGHTS OF HOLDERS OF SENIOR
                         INDEBTEDNESS.

         Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full, and no payments or distributions to the holders of Senior Indebtedness (or any trustee therefor) of any cash, property or securities of the Company to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article 10, and no payment pursuant to the provisions of this Article 10 to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall be, as among the Trustee, the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of, the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

SECTION 10.05.           OBLIGATIONS OF COMPANY UNCONDITIONAL.

         Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holders from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 10, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Without limiting the generality of the foregoing, nothing contained in this Article 10 will restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their Stated Maturity pursuant to Section 7.01 or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company of Senior Subordinated Obligations.

SECTION 10.06.           PAYMENTS MAY BE MADE PRIOR TO DISSOLUTION.

         Nothing contained in this Article 10 or elsewhere in this Indenture or in any of the Securities (a) shall prevent the Company at any time, except under the conditions described in Section 10.02 or 10.03, from making payments of or on account of the Senior Subordinated Obligations to the Holders entitled thereto or from depositing any moneys with the Trustee for such payments, or (b) shall prevent the application by the Trustee (or any Paying Agent other than the Company) of any moneys deposited with it hereunder to the payment of or on account of the Senior Subordinated Obligations, if the Trustee or such Paying Agent, as the case may be, did not, at least two Business Days prior to the date upon which such payment becomes due and payable, have written notice as provided in Section 10.02 or 10.12 of any event prohibiting the making of such payment. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

SECTION 10.07.           NO WAIVER OF SUBORDINATION PROVISIONS.

         No right of any present or future holder of any Senior Indebtedness of the Company to enforce the subordination provisions of this Article 10 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 10.08. AUTHORIZATION TO TRUSTEE TO TAKE ACTION TO EFFECTUATE SUBORDINATION.

         Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders and the holders of the Senior Indebtedness, the subordination as provided in this Article 10 and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 10.09.           SENIOR INDEBTEDNESS MAY BE RENEWED OR EXTENDED, ETC.

         Without in any way limiting the generality of Section 10.07 of this Indenture, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.10. TRUSTEE TO HAVE NO FIDUCIARY DUTY TO HOLDERS OF SENIOR INDEBTEDNESS.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants and obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to the Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this
Article 10 or otherwise.

SECTION 10.11.           RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS.

         The Trustee shall be entitled to all rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 10.12.           NOTICE TO TRUSTEE.

         The Company shall give prompt written notice to the Trustee and any Paying Agent of any fact known to the Company which would prohibit the making of any payment of moneys to or by the Trustee or any Paying Agent in respect of Securities pursuant to the provisions of this Article 10 or otherwise. The Trustee shall not be charged with knowledge of the existence of a default or event of default with respect to all Senior Indebtedness or any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received written notice thereof mailed or delivered to the Trustee at its Corporate Trust Office signed by an Officer of the Company or the holder or representative of any class of Senior Indebtedness or any trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 8, be entitled to assume that no such facts exist; PROVIDED that, if the Trustee shall not have received the notice provided for in this Section 10.12 at least two Business Days prior to the date upon which, by the terms of this Indenture, any money shall become payable for any purpose (including, without limitation, the payment of the principal or, premium, if any, or interest on any Security), then notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any money from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Securities prior to such application. Nothing contained in this Section 10.12 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article 10. The foregoing shall not apply if the Paying Agent is the Company.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10.

SECTION 10.13.           RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
                         LIQUIDATING AGENT.

         Upon any payment or distribution of assets or securities referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.14.           NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article 10 will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.15.           TRUSTEE'S COMPENSATION NOT PREJUDICED.

         Nothing in this Article 10 will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                   ARTICLE 11
                            CONVERSION OF SECURITIES

SECTION 11.01.           RIGHT TO CONVERT; MANDATORY CONVERSION.

         (a) The Holders of the Securities shall have the right, at the option of each Holder, at any time after one year following the Closing Date (except as provided in this Section 11.01) to convert any such Security or any portion thereof, in denominations of $1,000 principal amount at maturity or integral multiples thereof, into that number of fully paid and nonassessable whole Conversion Shares obtained by dividing (i) the aggregate Accreted Value, through and including the date of conversion, of the Securities being converted by a particular Holder by (ii) $.70, subject to adjustment as provided in this
Article 11 (such ratio being the "Conversion Ratio").

         (b) If on any date of determination (i) the Closing Price of the Common Stock on the NASDAQ National or Small Cap Market or other principal securities exchange or system on which the Common Stock is then traded, if any, or (ii) if not so traded, then if the best bid offered price on the OTC Bulletin Board Service (the "BBS") on days when transactions in the Common Stock are not effected, or, on such days as transactions are effected on the BBS, the highest price at which a trade was executed as reported to the National Association of Securities Dealers, Inc. through the Automated Confirmation Transaction Service (the "OTC Price"), during any period set forth below has exceeded the price for such period set forth below for at least 20 consecutive Trading Days (the "Market Criteria," and such 20-day period being the "Market Criteria Period") and the Shelf Registration Statement with respect to the Conversion Shares is effective and available, then all of the Securities will be automatically converted on such date into that number of fully paid and nonassessable whole Conversion Shares obtained by applying the Conversion Ratio as specified in paragraph (a) above of this Section 11.01; PROVIDED, HOWEVER, that if the Market Criteria is satisfied during the third year after the Closing Date, the conversion will not occur until the three-year anniversary of the Closing Date and will occur only if the Closing Price or OTC Price, as applicable, of the Common Stock is at least $2.80 on such date:

                     12 MONTHS BEGINNING              CLOSING PRICE
                     -------------------              -------------
                      October 31, 1999                     $2.80

                      October 31, 2000                     $3.25

         Except as provided herein, no payment or adjustment shall be made upon conversion of any Security for interest accrued thereon or for dividends paid on Common Stock of the Company prior to the close of business on the Record Date for the determination of stockholders entitled to such dividends.

         If any Securities shall be called for redemption, the right to convert the Securities designated for redemption shall terminate at the close of business on the Trading Day next preceding the date fixed for redemption unless the Company defaults in the payment of the Redemption Price plus all accrued and unpaid interest. In the event of default in the payment of the Redemption Price, the right to convert the Securities designated for redemption shall terminate at the close of business on the Business Day next preceding the date that such default is cured.

         If Securities not called for redemption are converted (including pursuant to Section 11.01(b)) after a Record Date for the payment of interest and prior to the next succeeding Interest Payment Date, such Securities must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted, or, if such conversion occurs between October 31, 2000 and October 31, 2003, the principal amount to be converted shall be increased as provided in Section 1 of the Securities.

         The Conversion Shares, upon conversion of the Securities, when the same shall be issued in accordance with the terms hereof, are hereby declared to be, and shall be, validly issued, fully paid and nonassessable shares of Common Stock of the Company in the hands of the Holders thereof.

SECTION 11.02.           MECHANICS OF CONVERSION.

         In order to effect the conversion of any Security into Conversion Shares, the Holder of such Security shall surrender to the Trustee or its agent the Security to be converted accompanied by a duly executed notice of conversion form set forth in the certificate representing such Security stating that such Holder elects to convert all or a specified portion of the principal amount at maturity of such Security in accordance with the provisions hereof and specifying the name or names in which such Holder wishes the Conversion Shares to be issued. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full Conversion Shares issuable upon conversion thereof shall be computed on the basis of the aggregate Accreted Value of all of the Securities so surrendered by such Holder at such time.

         In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of Conversion Shares in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of Conversion Shares upon conversion of Securities.

         As promptly as practicable and in any event within ten Business Days after surrender of the Securities to be converted and the receipt of such notice of conversion relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that any such taxes have been paid), the Trustee or its agent will instruct the Company to deliver promptly to, or upon the written order of, the Holder of the Securities to be converted (i) certificates representing the number of validly issued, fully paid and nonassessable whole Conversion Shares to which the Holder of the Securities being converted shall be entitled, (ii) any cash owing in lieu of a fractional Conversion Share, determined in accordance with Section 11.04 and (iii) if fewer than all the Securities surrendered are being converted, a new Security or Securities, of like tenor, evidencing a principal amount at maturity equal to the principal amount at maturity of the Securities surrendered for conversion less the principal amount at maturity of the Securities being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Securities to be converted and the making of any such required payment. Upon such conversion, the rights of the Holder thereof as to the Securities being converted shall cease except for the right to receive Conversion Shares (or such other consideration as provided herein) in accordance herewith, and the Person entitled to receive the Conversion Shares shall be treated for all purposes as having become the record Holder of such Conversion Shares at such time. All Securities delivered for conversion to the Trustee or its agent shall be canceled by or at the direction of the Trustee, which shall thereafter dispose of the same.

         The Company shall not be required to convert any Securities, and no surrender of Securities shall be effective for that purpose, while stock transfer books of the Company for the Common Stock are closed for any purposes (but not for any period in excess of 15 days), but the surrender of Securities for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such books were reopened, and with the application of the Conversion Ratio in effect at the date such books were reopened.

         The Holders of Securities are not entitled, as such, to receive dividends or other distributions, receive notice of any meeting of the stockholders, consent to any action of the stockholders, receive notice of any other stockholder proceedings, or to any other rights as stockholders of the Company.

SECTION 11.03.           ADJUSTMENT TO CONVERSION RATIO.

         The denominator of the Conversion Ratio shall be adjusted from time to time as follows:

         (a) In case the Company shall hereafter pay a dividend (excluding payment of dividends on the Company's Series A Preferred Stock) or make a distribution in Common Stock of the Company to all holders of the outstanding Common Stock of the Company, the denominator of the Conversion Ratio in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such denominator of the Conversion Ratio by a fraction of which the numerator shall be the number of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

         (b) In case the Company shall hereafter issue rights or warrants to all holders of its outstanding Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the denominator of the Conversion Ratio shall be adjusted so that the same shall equal the number determined by multiplying the denominator of the Conversion Ratio in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that Common Stock is not delivered, after the expiration of such rights or warrants the denominator shall be readjusted to the denominator which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the denominator shall again be adjusted to be the denominator which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

         (c) In case the outstanding Common Stock shall be subdivided into a greater number of shares of Common Stock, the denominator of the Conversion Ratio in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding Common Stock shall be combined into a smaller number of shares of Common Stock, the denominator of the Conversion Ratio in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Company shall, by dividend, or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock (other than a dividend or distribution to which subparagraph (a) of this Section 11.03 applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in subparagraph (b) of this Section 11.03, and excluding any dividend or distribution (x) in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (y) paid exclusively in cash or (z) referred to in subparagraph (a) of this Section 11.03) (any of the foregoing being hereinafter in this subparagraph (d) referred to as the "Distribution Securities"), then, in each such case, unless the Company elects to reserve such Distribution Securities for distribution to the Holders of the Securities upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the Conversion Shares to which such Holder is entitled, the amount and kind of such Distribution Securities which such Holder would have received if such Holder had, immediately prior to the Record Date for such distribution of the Distribution Securities, converted its Securities into Conversion Shares, the denominator of the Conversion Ratio shall be reduced so that the same shall equal the number determined by multiplying the denominator of the Conversion Ratio in effect on the Record Date by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the Record Date less the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be), on the Record Date, of the portion of the Distribution Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of the Distribution Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive upon conversion the amount and kind of Distribution Securities such Holder would have received had such Holder converted each such Security on the Record Date. In the event that such dividend or distribution is not so paid or made, the denominator of the Conversion Ratio shall again be adjusted to be the denominator of the Conversion Ratio which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) determines the fair market value of any distribution for purposes of this subparagraph (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         For purposes of this subparagraph (d) and subparagraphs (a) and (b) of this Section 11.03, any dividend or distribution that includes Common Stock, or rights or warrants to subscribe for or purchase Common Stock, shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such Common Stock or rights or warrants (and any reduction in the denominator of the Conversion Ratio required by this subparagraph (d) with respect to such dividend or distribution shall then be made) immediately followed by (ii) a dividend or distribution of such Common Stock or such rights or warrants (and any further reduction in the denominator of the Conversion Ratio required by subparagraph (a) or (b) of this
Section 11.03 with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution as defined in this subparagraph (d) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of subparagraphs (a) and (b) of this Section 11.03 and (B) any Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date for such determination" within the meaning of subparagraph (a) of this
Section 11.03.

         (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding any quarterly, semi-annual, annual or other regularly scheduled Cash dividend paid on the Common Stock, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the Holders of the Securities upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the Conversion Shares to which such Holder is entitled, the amount of cash which such Holder would have received if such Holder had, immediately prior to the Record Date for such distribution of cash, converted its Securities into Conversion Shares, the denominator of the Conversion Ratio shall be reduced so that the same shall equal the number determined by multiplying the denominator of the Conversion Ratio in effect immediately prior to the Record Date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such reduction to become effective immediately prior the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall thereafter have the right to receive upon conversion the amount of cash such Holder would have received had he converted each Security on the Record Date. In the event that such dividend or distribution is not so paid or made, the denominator of the Conversion Ratio shall again be adjusted to be the denominator of the Conversion Ratio which would then be in effect if such dividend or distribution had not been declared.

         (f) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) at the last time (the "Expiration Time") tenders or exchanges may be made by holders of Common `Stock pursuant to such offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the denominator of the Conversion Ratio shall be reduced so that such denominator shall equal the number determined by multiplying the denominator of the Conversion Ratio in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the denominator of the Conversion Ratio shall again be adjusted to be the denominator of the Conversion Ratio which would then be in effect if such tender or exchange offer had not been made.

         (g) The Company may make such reductions in the denominator of the Conversion Ratio, in addition to those required by subparagraphs (a), (b), (c),
(d), (e) and (f) of this Section 11.03, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the denominator of the Conversion Ratio by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during such period, and the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the denominator of the Conversion Ratio is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the reduction at least 15 days prior to the date the reduced denominator of the Conversion Ratio takes effect, and such notice shall state the reduced denominator of the Conversion Ratio and the period it will be in effect.

         (h) No adjustment in the denominator of the Conversion Ratio shall be required unless such adjustment would require an increase or decrease of at least 1% in the denominator of the Conversion Ratio then in effect; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph (h) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. Except as provided in this Section 11.03, the denominator of the Conversion Ratio will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

         (i) Notwithstanding any other provision of this Section 11.03, in the event that the Shelf Registration Statement is not declared effective by the Commission on or prior to the date that is one year after the date of this Indenture, the denominator of the Conversion Ratio will be decreased by $.15.

         (j) Notwithstanding any other provision of this Section 11.03, no adjustment to the denominator of the Conversion Ratio shall reduce the denominator of the Conversion Ratio below the par value per share of the Common Stock, and any such purported adjustment shall instead reduce the denominator of the Conversion Ratio to such par value. The Company hereby covenants not to take any action (1) to increase the par value per share of the Common Stock or (ii) that would or does result in any adjustment in the denominator of the Conversion Ratio that, if made without giving effect to the previous sentence, would cause the denominator of the Conversion Ratio to be less than the then par value per share of the Common Stock, PROVIDED, HOWEVER, that the covenant in this sentence shall be suspended if within ten days of determining in good faith that such action would result in such adjustment (but not later than the Business Day next following the effectiveness of such adjustment), the Company gives notice of redemption of all outstanding Securities, and effects the redemption referred to in such notice on the redemption date referred to therein in compliance with
Article 4, but the covenant in this sentence shall be retroactively reinstated if such notice is not given or such redemption does not occur.

         (k) Whenever the denominator of the Conversion Ratio is adjusted as herein provided, the Company shall promptly file with the Trustee an Officers' Certificate setting forth the denominator after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the denominator of the Conversion Ratio setting forth such adjusted denominator and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the denominator of the Conversion Ratio to the Holder of each Security at his last address appearing on the Security Register provided for in Section 2.03, within 20 days, after execution thereof. Failure to deliver such notice shall not effect the legality or validity of any such supplement indenture. The Trustee shall be under no duty or responsibility with respect to any certificate or the information and calculations contained therein.

         (l) In any case in which this Section 11.03 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (y) issuing to the Holder of any Securities converted after such Record Date and before the occurrence of such event the additional Conversion Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Conversion Shares issuable upon such conversion before giving effect to such adjustment and (z) paying to such Holder any amount in cash in lieu of any fractional Conversion Share.

         (m) For purposes of this Section 11.03, the following terms shall have the meaning indicated:

                  (i) "CLOSING PRICE" with respect to any securities on any day means the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the NASDAQ National or Small Cap Market, or, if such security is not listed or admitted to trading on such exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the OTC Price or if an OTC Price is not available, in such manner as furnished by any NASD member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                  (ii) "CURRENT MARKET PRICE" means the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question.

                  (iii) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

SECTION 11.04.           NO FRACTIONAL SHARES.

         No fractional Conversion Shares or scrip representing fractional Conversion Shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of whole shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Securities so surrendered. Instead of any fractional Conversion Share that would otherwise be issuable upon conversion of any Securities, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock of the Company (as determined or prescribed by the Board of Directors, or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, but which, if the Common Stock is listed on the NASDAQ National or Small Cap Market or other principal securities exchange or system, shall be the Closing Price of the NASDAQ National or Small Cap Market or other principal securities exchange or system and if not so traded, shall be the OTC Price, if available) at the close of business on the Trading Day immediately preceding the date of conversion.

SECTION 11.05.           RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF
                         ASSETS.

         In the case of (a) any reclassification or change of the Common Stock of the Company, (b) a consolidation, merger or combination involving the Company or (c) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Securities been converted into Conversion Shares immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming that a Holder of the Securities would not have exercised any rights of election as to the stock, other securities or other property or assets in connection therewith.

SECTION 11.06.           SPECIFIC PERFORMANCE.

         Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under this Article 11 may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may, notwithstanding any other provision contained in this Indenture, obtain such relief as may be required to specifically enforce the Company's obligations under this Article 11.

SECTION 11.07.           COMPANY TO RESERVE COMMON STOCK.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Securities.

SECTION 11.08.           RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

         The Trustee, subject to the provisions of Section 8.01, shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Ratio, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. The Trustee, subject to the provisions of Section 8.01, shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it does not make any representation with respect thereto. The Trustee, subject to the provisions of Section 8.01, shall not be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 8.01, shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01.           NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by registered mail, return receipt requested, telex, telecopier or overnight air courier guaranteeing next day delivery, to the other at the following address:

         If to the Company:

                           International Fast Food Corporation
                           1000 Lincoln Road
                           Suite 200
                           Miami Beach, FL 33139
                           Telephone:       305-531-5800
                           Telecopier:      305-538-5037
                           Attention:       Mitchell Rubinson

                           with a copy to:

                           Greenberg Traurig, P.A.
                           1221 Brickell Avenue
                           Miami, FL 33131
                           Telephone:       305-579-0500
                           Telecopier:      305-579-0717
                           Attention:       Gary Epstein, Esq.

         If to the Trustee:

                           HSBC Bank USA, as Trustee
                           140 Broadway, 12th Floor
                           New York, New York 10005
                           Telephone:       212-658-6433
                           Telecopier:      212-658-6425
                           Attention:       Corporate Trust Department - IFFC
                           with a copy to:

                           Winston & Strawn
                           200 Park Avenue
                           New York, New York 10166
                           Telephone:       212-294-6711
                           Telecopier:      212-294-4700
                           Attention:       Jeffrey H. Elkin, Esq.

         The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notices and communications to the Trustee shall be deemed to have been given only upon receipt.

         Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication (other than to the Trustee) is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.02.           CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.03.           STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.04.           RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.05. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Securities or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability.

SECTION 12.06.           GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES. THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS INDENTURE OR ANY OF TILE MATTERS CONTEMPLATED HEREBY. THE COMPANY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY THE TRUSTEE OR THE HOLDERS TO ENFORCE ANY RIGHTS UNDER OR

WITH RESPECT TO THIS INDENTURE MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK. STATE OF NEW YORK, WAIVES, TO TILE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

SECTION 12.07.           NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.08.           SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.09.           SEVERABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.10.           COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.11.           TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                  INTERNATIONAL FAST FOOD CORPORATION


                                  By:
                                     -------------------------------------------
                                     Name:    Mitchell Rubinson
                                     Title:   Chairman of the Board, President
                                              and Chief Executive Officer


                                  HSBC BANK USA, as Trustee


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

================================================================================


                                    EXHIBIT A

                               [FORM OF SECURITY]

                                                                       EXHIBIT A



         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 OF REGULATION D UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER SHALL, PRIOR TO SUCH TRANSFER, FURNISH TO THE REGISTRAR, THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         THIS SECURITY WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE ISSUE PRICE IS $726.33 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $273.67 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS NOVEMBER 5, 1997. THIS SECURITY HAS BEEN AMENDED AND RESTATED AS OF OCTOBER 7, 1999. THE YIELD TO MATURITY IS 11%, COMPOUNDED SEMI-ANNUALLY.

                               INTERNATIONAL FAST
                                FOOD CORPORATION

           11% CONVERTIBLE SENIOR SUBORDINATED DISCOUNT NOTE DUE 2007

                                                                CUSIP No._______

No._____

         INTERNATIONAL FAST FOOD CORPORATION, a Florida corporation (the "Company"), for value received, promises to pay to _________________ or its registered assigns the principal sum of___________ Dollars (which amount includes amortization of the original issue discount) on _____________, 2007.

         Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth in this place.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

         Dated: November 5, 1997

         Amended and Restated as of October 7, 1999.

         INTERNATIONAL FAST FOOD CORPORATION


         By:
             ---------------------------------
              Name:
              Title:


         By:
             ---------------------------------
              Name:
              Title:

Trustee's Certificate of Authentication

Dated:
      -----------------------------------------

This is one of the Securities referred to in the within-mentioned Indenture:

HSBC Bank USA,
as Trustee

By:      Bankers Trust Company
         as Authenticating Agent

         By:
             ----------------------------------
                     Authorized Signatory

                              (Reverse of Security)

           11% Convertible Senior Subordinated Discount Note Due 2007

         1.       PRINCIPAL AND INTEREST.

         The Company will pay the principal of this Note on October 31, 2007.

         The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

         Interest will be payable semi-annually (to the holders of record of the Notes at the close of business on the April 15 or October 15 (the "Regular Record Dates") immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing April 30, 2001; PROVIDED that no interest shall accrue on the principal amount of this Note prior to October 31, 2000 and no interest shall be paid on this Note prior to April 30, 2001.

         From and after October 31, 2000, interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 31, 2000; PROVIDED that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall from October 31, 2000 through October 31, 2003 in lieu of the payment in whole or in part of interest in cash on the Securities, on April 30, 2001, October 31, 2001, April 30, 2002, October 31, 2002, April 30,
2003 and October 31, 2003, pay interest on the Securities through the issuance of additional Securities having the same terms and conditions as the Securities, in an aggregate principal amount equal to the amount of interest that would be payable with respect to such Securities if such interest were paid in cash. On April 30, 2001, October 31, 2001, April 30, 2002, October 31, 2002, April 30,
2003 and October 31, 2003, the Trustee shall authenticate the Securities for original issuance to each holder of the Securities on the preceding record date, as shown by the records of the Registrar, in the amount required to pay such interest. Notwithstanding any other provision of this section to the contrary, the Company shall pay cash in lieu of issuing Securities in any denominations of less than $1.00 (which shall be determined with respect to the aggregate amount of the Securities held by each Holder as shown by the records of the Registrar).

         From and after October 31, 2003, accrued and unpaid interest will be payable in cash.

         The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and interest from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2.       METHOD OF PAYMENT.

         The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each April 30 and October 31 to the persons who are Holders (as reflected in the Security Register at the close of business on the April 15 and October 15 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

         The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money mailed to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

         3.       PAYING AGENT AND REGISTRAR.

         Initially, Bankers Trust Company will act as Authenticating Agent, Paying Agent and Registrar. The Company may change any Authenticating Agent, Paying Agent or Registrar without notice. Subject to certain exceptions, the Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

         4.       INDENTURE; LIMITATIONS.

         The Company issued the Notes under an Indenture dated as of November 5, 1997 and amended and restated as of October 7, 1999 (the "Indenture"), between the Company and HSBC Bank USA, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The Notes are subject to all the terms of the Indenture and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are unsecured senior subordinated indebtedness of the Company and will be junior in right of payment to all existing and future Senior Indebtedness of the Company. The Indenture limits the original aggregate stated principal amount at maturity of the Notes to $27,536,000.

         5.       REDEMPTION.

         The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after October 31, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of the Accreted Value thereof), plus accrued and unpaid interest, if any, to the

Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date) if redeemed during the 12-month period commencing October 31, of the applicable year set forth below:

                     YEAR                                 REDEMPTION PRICE
                     ----                                 ----------------
                     2002                                     105.500%
                     2003                                     104.000%
                     2004                                     102.500%
                     2005                                     101.000%
                     2006 and thereafter                      100.000%

         6.       NOTICE OF REDEMPTION.

         Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part; PROVIDED that Notes will only be issued in denominations of $1.00 principal amount at maturity or integral multiples thereof. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

         7.       REPURCHASE UPON CHANGE IN CONTROL.

         Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

         A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; PROVIDED that Notes will only be issued in denominations of $1.00 principal amount at maturity or integral multiples thereof. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

         8.       CONVERSION.

         Subject to and upon compliance with the provisions of the Indenture, the Holders of the Securities shall have the right, at the option of each Holder, at any time after one year following the Closing Date (except as provided in this Section 8 or in the Indenture) to convert any such Security or any portion thereof, in denominations of $1,000 principal amount at maturity or integral multiples thereof, into that number of fully paid and nonassessable whole Conversion Shares obtained by dividing the aggregate Accreted Value of the Securities being converted on such date by $.70, subject to adjustment in certain events (the "Conversion Ratio").

         Subject to the provisions of the Indenture, if on any date of determination (a) the Closing Price of the Common Stock on the NASDAQ National or Small Cap Market or other principal securities exchange or system on which the Common Stock is then traded, if any, or (b) if not so traded, then if the best bid offered price on the OTC Bulletin Board Service (the "BBS") on days when transactions in the Common Stock are not effected, or, on such days as transactions are effected on the BBS, the highest price at which a trade was executed as reported to the National Association of Securities Dealers, Inc. through the Automated Confirmation Transaction Service (the "OTC Price"), during any period set forth below has exceeded the price for such period set forth below for at least 20 consecutive Trading Days (the "Market Criteria," and such 20-day period being the "Market Criteria Period") and (b) the Shelf Registration Statement with respect to the Conversion Shares is effective and available, then all of the Securities will be automatically converted on such date into that number of fully paid and nonassessable whole Conversion Shares obtained by applying the aforementioned Conversion Ratio; PROVIDED, HOWEVER, that if the Market Criteria is satisfied during the third year after the Closing Date, the conversion will not occur until the three-year anniversary of the Closing Date and will occur only if the Closing Price or OTC Price, as applicable, of the Common Stock of the Company is at least $2.80 on such date:

                     12 MONTHS BEGINNING                        CLOSING PRICE
                     -------------------                        -------------
                       October 31, 1999                             $2.80
                       October 31, 2000                             $3.25

         If Notes not called for redemption are converted (including pursuant to mandatory conversion) after a record date for the payment of interest and prior to the next succeeding Interest Payment Date, such Notes must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted, or, if such conversion occurs between October 31, 2000 and October 31, 2003, the principal amount to be converted shall be increased as provided in Section 1.

         The denominator of the Conversion Ratio is subject to adjustment (under formula set forth in the Indenture) in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on Common Stock to all Holders of the outstanding Common Stock; (ii) certain subdivisions and combinations of the Common Stock; (iii) the issuance to all Holders of Common Stock of certain rights or warrants to purchase additional shares of Common Stock; (iv) the distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness of the Company or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions in connection with the liquidation, dissolution or winding up of the Company or paid in cash); (v) distributions consisting of cash, excluding any quarterly, semi-annual, annual or other regularly scheduled cash dividend paid on the Common Stock; and (vi) payment in respect of a tender or exchange offer by the Company or any of its Subsidiaries for the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange.

         In the case of (i) any reclassification or change of the Common Stock,
(ii) a consolidation, merger or combination involving the Company or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as result of which holders of Common Stock shall be entitled to receive stock, other securities, or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.

         The Company from time to time may, to the extent permitted by law, reduce the denominator of the Conversion Ratio by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the denominator of the Conversation Ratio as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         If any Securities shall be called for redemption, the right to convert the Securities designated for redemption shall terminate at the close of business on the Trading Day next preceding the date fixed for redemption unless the Company defaults in the payment of the Redemption Price plus all accrued and unpaid interest. In the event of default in the payment of the Redemption Price, the right to convert the Securities designated for redemption shall terminate at the close of business on the Business Day next preceding the date that such default is cured.

         The Company shall not be required to convert any Securities, and no surrender of Securities shall be effective for that purpose, while the stock transfer books of the Company for the Common Stock are closed for any purposes (but not for any period in excess of 15 days), but the surrender of Securities for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such books were reopened, and with the application of the Conversion Ratio in effect at the date such books were reopened.

         If a Security is converted into Conversion Shares on any date, then on and after such date such Security ceases to be outstanding and interest on it shall cease to accrue.

         The Conversion Shares, upon conversion of the Securities, when the same shall be issued in accordance with the terms hereof, are hereby declared to be and shall be fully paid and nonassessable shares of Common Stock of the Company in the hands of the Holders thereof. The Holders of Securities are not entitled, as such, to receive dividends or other distributions, receive notice of any meeting of the stockholders, consent to any action of the stockholders, receive notice of any other stockholder proceedings, or to any other rights as stockholders of the Company.

         9.       DENOMINATIONS; TRANSFER; EXCHANGE.

         The Notes are in registered form without coupons in denominations of $1.00 of principal amount at maturity and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange or any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

         10.      PERSONS DEEMED OWNERS.

         A Holder shall be treated as the owner of a Note for all purposes.

         11.      UNCLAIMED MONEY.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         12.      AMENDMENT; SUPPLEMENT; WAIVER.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

         13.      RESTRICTIVE COVENANTS.

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things to: incur additional indebtedness; create liens; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or affiliates; engage in unrelated lines of business; or consolidate, merge or sell all or substantially all of their assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

         14.      SUCCESSOR PERSONS.

         Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

         15.      DEFAULTS AND REMEDIES.

         The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) or interest on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) the Company defaults in the performance of any covenant set forth in Section 5.03, 5.04, 5.10 or 5.13 of the Indenture, and the default continues for a period of 15 consecutive days after written notice by the Trustee or by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding; (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes; (d) either of the New BKC Development Agreement or the New Domino's Master Franchise Agreement shall be suspended or terminated; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount at maturity of $3,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make any principal payment with respect to any fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order of relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

         If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Accreted Value of the Notes automatically becomes due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount at maturity of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

         16.      SUBORDINATION.

         The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness.

         17.      TRUSTEE DEALINGS WITH COMPANY.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee; PROVIDED, HOWEVER, that if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign.

         18.      NO RECOURSE AGAINST OTHERS.

         No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         19.      AUTHENTICATION.

         This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication on the other side of this Note.

         20.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN ( joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         21.      REGISTRATION RIGHTS.

         In accordance with the terms of the Registration Rights Agreement, the Company has agreed to use its best efforts, at its cost, to cause to become effective no later than one year after the Closing Date, the Shelf Registration Statement with respect to the resale of the Conversion Shares. The Company is required to use its best efforts, at its cost, to maintain the effectiveness of such Shelf Registration Statement until the earlier of (i) the expiration of the time period referred to in Rule 144(k) under the Securities Act with respect to all beneficial holders other than affiliates of the Company of Conversion Shares and (ii) such time as all the Conversion Shares covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are otherwise freely tradeable without registration under the Securities Act. During any consecutive 365-day period, the Company will have the ability to suspend availability of such Shelf Registration Statement for up to 45 consecutive days (except for the consecutive 45-day period immediately prior to the maturity of the Securities), but no more than an aggregate of 60 days during any 365-day period, if the Company's Board of Directors determines in good faith that there is a valid purpose for the suspension. If such registration statement is not declared effective on or prior to the date that is one year after the Closing Date, the denominator of the Conversion Ratio will be decreased by $.15 (subject to adjustment as described in the Indenture).

         The Registration Rights Agreement contains provisions providing for indemnity and contribution with respect to such Shelf Registration Statement to the persons who are issued, or the persons (other than the Company) that sell, Conversion Shares under any such registration statement. Holders of the Securities will be able to convert their Securities only if the conversion of the Securities is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the various holders of the Securities reside.

         22.      INDENTURE.

         Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           International Fast Food Corporation
                           1000 Lincoln Road
                           Suite 200
                           Miami Beach, FL 33139
                           Attention:  Jill Friedman, Administrative Assistant

                            FORM OF CONVERSION NOTICE

               (To be executed only upon conversion of this Note)

To:     The Trustee under the Amended and Restated Indenture with respect to the
Convertible Senior Subordinated Discount Notes due 2007 of International Fast Food Corporation, dated as of October 7, 1999.

         The undersigned irrevocably converts Notes having a principal amount at maturity equal to $ ____ into shares of Common Stock of International Fast Food Corporation (the "Company") on the terms and conditions specified in the Indenture herein referred to, and surrenders this Note and all right, title and interest herein to the Company and directs that the shares of Common Stock deliverable upon the conversion of this Note be registered or placed in the name and at the address specified below and delivered thereto.

Dated:                                                                        1
                                          -------------------------------------
                                          (Signature of Owner)

                                          -------------------------------------
                                          (Street Address)

                                          -------------------------------------
                                          (City) (State) (Zip Code)

Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar)

Common Stock and/or check to be issued to:

Name:
Street Address:
City, State and Zip Code:
Social security or identifying number:

-----------------
1 The signature must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Security purchased by the Company pursuant to
Section 5.10 or 5.15 of the Indenture, check the appropriate box:

                  Section 5.10 [  ]
                  Section 5.15 [  ]

         If you wish to have a portion of this Security purchased by the Company pursuant to Section 5.10 or 5.15 of the Indenture, state the amount (in even multiples of $1.00) you wish to have purchased:

US$_________


Date:_______________________       Your Signature:
                                                  ------------------------------
                                   (sign exactly as your name appears on the other side of this Security)



Signature Guarantee:
                    ------------------------------------------------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar)

================================================================================


                                    EXHIBIT B

                                [ASSIGNMENT FORM]

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:_______________________      Your Signature:
                                                 -------------------------------
                                  (Sign exactly as your name appears on the other side of this Security)



Signature Guarantee:
                    ------------------------------------------------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar)

================================================================================


                                    EXHIBIT C

                       (TRANSFERS TO ACCREDITED INVESTORS)

                       (Transfers to Accredited Investors)


                                                            -------------, -----


BANKERS TRUST COMPANY, as Registrar
4 Albany Street
New York, New York 10006
Attention:  Corporate Trust and Agency Group


         Re:      International Fast Food Corporation
                  11% CONVERTIBLE SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007

Ladies and Gentlemen:

         In connection with our proposed purchase of 11% Convertible Senior Subordinated Discount Notes due 2007 (the "Securities") of International Fast Food Corporation (the "Company"), we confirm that:

         1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Amended and Restated Indenture dated as of October 7, 1999 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not, within the time period referred to in Rule 144(k) under the Securities Act as in effect on the date of transfer of this Security, resell or otherwise transfer this Security except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and we further agree to provide to any person to whom this Security is transferred a notice advising such transferee that resales of the Securities are restricted as stated herein.

         3. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee, the Registrar and the Company, such certifications, legal opinions and other information as the Trustee, the Registrar and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We acknowledge that the Trustee, the Registrar and the Company will rely upon the truth and accuracy of such information. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

         4. We are an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         5. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion. We are not acquiring the Securities with a view toward distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

         You, the Company and the Trustee (as defined in the Indenture relating to the Securities) are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

================================================================================


                                   SCHEDULE I

                             (EXISTING INDEBTEDNESS)

Existing Indebtedness at September 22, 2000 consists of the following:


Amerbank, S.A, PKP overdraft credit line, variable rate
        approximately equal to prime, expires May 31, 2001.             $ 2,583

Amerbank, PKP line of credit of $300,000 payable in 10
        quarterly installments of $30,000 commencing on December 26,
        1998, interest payable monthly at 3-1/8% above LIBOR, due at
        maturity March 26, 2001.                                         86,363

Amerbank, IFFP revolving credit facility of $1,500,000,
        interest is payable monthly at 2.50% above LIBOR, payable in
        35 monthly installments of $41,666 with final payment of
        $41,690 due at maturity on May 18, 2003.                      1,416,668

Shareholder loans, with interest at 10% per annum, due on
        demand from Mitchell and/or Edda Rubinson.                    1,158,000

Guarantee fee due to Mitchell Rubinson, due on demand.                  240,000

Deferred payments due to Burger King Corporation, due 50% on
        May 15, 2001, and January 15, 2002, respectively.               806,337

Estimated deferred payments that will arise for accrued
        royalties from July 1, 2000 through January 15, 2002,
        payable $98,000 on May 15, 2001 and $322,000 on January 15,
        2002.                                                           420,000

Deferred payments due to Mitchell Rubinson pursuant to his
        Employment Agreement including amounts that will arise
        through December 31, 2000.                                      265,000

9% Subordinated Convertible Debentures, due December 15, 2007.        2,756,000

11% Convertible Senior Subordinated Discount Notes,
        including new notes to be issued in payment of accrued
        interest for the period from November 1, 2000 through
        October 31, 2003.                                            13,286,530

Reserve for future advances from Mitchell and/or Edda
        Rubinson.                                                       237,000
                                                                  -------------

        Total indebtedness                                         $ 20,674,481
                                                                  =============

================================================================================


                                   SCHEDULE II

                                (EXISTING LIENS)

1. Credit facility with Amerbank S.A. in the amount of $950,000 is secured by all existing restaurant assets of IFFP and is guaranteed by IFFC.

2. Loan in the principal amount of $1,500,000 is secured by the fixed assets of each new restaurant financed, and is guaranteed by IFFC.

3. Promissory Note in the amount of $1,000,000 is secured by certificates of deposit with interest due quarterly and principal due in May of 1998.

================================================================================


                                  SCHEDULE III

                           [FORM OF CEO CERTIFICATION]



I, the undersigned, ____________________, being Chief Executive Officer (as defined in the Indenture dated , 1997) [if applicable insert - "and ____ [actual title]"] of International Fast Food Corporation (the "Company"), do hereby attest that: (a) to the best of my knowledge, there are no liabilities, contingent or otherwise, of_____ [Name of Corporation] and (b) the only consideration received by the stockholders of ______ [Name of Corporation] in connection with this merger consists of the Common Stock of the Company (and options, warrants or other rights to purchase or acquire such Common Stock), in the aggregate in an amount that does not exceed the amount thereof held by _____ [Name of Corporation] immediately prior to the merger of [Name of Corporation] with and into the Company.

                                   INTERNATIONAL FAST FOOD
                                   CORPORATION


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                    INTERNATIONAL FAST FOOD
                                        CORPORATION


                                    By:  /S/ MITCHELL RUBINSON
                                       -----------------------------------------
                                       Name:    Mitchell Rubinson
                                       Title:   Chairman of the Board, President
                                                and Chief Executive Officer


                                   HSBC BANK USA, as Trustee


                                   By: /S/ FRANK GODINO
                                      ------------------------------------------
                                      Name:    Frank Godino
                                      Title:   Assistant Vice President